Exhibit 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-36096 of Lowe's Companies, Inc. and subsidiaries on Form S-8 of our report dated
July 29, 2004, appearing in this Annual Report on Form 11-K of Lowe's Companies Employee Stock Purchase Plan - Stock Options for Everyone for the year ended
May 31, 2004.

/s/ Deloitte & Touche LLP

Hickory, North Carolina
August 17, 2004